Exhibit 99.1

SIGA Reports Financial Results for Three and Six Months Ended June 30, 2025

•	Generated Product Revenues of $79 million for the Three Months Ended June 30

•	Awarded Additional Development Funding of $27 million under the BARDA 19C Contract during the Three Months Ended June 30

•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, August 5, 2025 (GLOBENEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and six months ended June 30, 2025.

“In the second quarter, we achieved two positive milestones: significant product revenues and expanded development funding under the BARDA 19C contract,” stated Diem Nguyen, Chief Executive Officer.  “Specifically, in the second quarter, we recorded approximately $53 million of oral TPOXX sales and $26 million of IV TPOXX sales in connection with deliveries to the Strategic National Stockpile.  Additionally, we were awarded incremental development funding of about $13 million for the TPOXX pediatric program and $14 million for activities to support manufacturing, which brings total new development funding under the BARDA 19C contract to $27 million.  We believe the scale and scope of this activity highlight the breadth and strength of our business model and the value of TPOXX to treat smallpox.”

Summary Financial Results

($ in millions, except per share amounts)	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Product sales (1)	$79.1	$20.7	$84.9	$44.6
Total revenues (2)	$81.1	$21.8	$88.2	$47.2
Operating income(3) (4)	$45.7	$1.1	$43.4	$12.4
Income before income taxes(3)	$47.3	$2.4	$46.7	$15.6
Net income	$35.5	$1.8	$35.1	$12.1
Diluted income per share	$0.49	$0.03	$0.49	$0.17

(1)	Includes supportive services related to product sales.

(2)	Includes research and development revenues.

(3)	Operating income excludes, and income before income taxes includes, other income. Both line items exclude the impact of income taxes.

(4)	Differences in operating income margin between periods reflects different product mixes in those periods.

Key Business and Operational Activity:

•	In the second quarter of 2025, the Company generated approximately $53 million of oral TPOXX revenues and $26 million of IV TPOXX revenues in connection with deliveries to the SNS.

•
In June 2025, the Company’s BARDA 19C contract (with the U.S. Government) was modified to add $13 million of funding to the Company’s TPOXX pediatric development program.  In combination with the $14 million of funding added in April 2025 to support manufacturing activities, $27 million of development funding has been added to the BARDA 19C contract during the second quarter.

Capital Management Activity:

On April 8, 2025, a special cash dividend of $0.60 per share was declared.  This dividend was paid on May 15, 2025 to shareholders of record at the close of business on April 29, 2025.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Tuesday, August 5, 2025, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1130215. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. Our flagship product, TPOXX® (tecovirimat), is an antiviral medicine approved in the U.S. and Canada for the treatment of smallpox and authorized in Europe, the UK, and Japan for the treatment of smallpox, mpox (monkeypox), cowpox, and vaccinia complications. For more information about SIGA, visit www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (ii) the risk that the BARDA Contract or U.S. Department of Defense contracts are modified or canceled at the request or requirement of, or SIGA is not able to enter into new contracts to supply TPOXX® to, the U.S. Government, (iii) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (iv) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (v) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vi) the risk that SIGA or its collaborators will not obtain or maintain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking, obtaining or maintaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation, on SIGA’s businesses, (xiii) the impacts of significant recent shifts in trade policies, including the imposition of tariffs, retaliatory tariff measures, and subsequent modifications or suspensions thereof, and market reactions to such policies and resulting trade disputes, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling or the changes in the U.S. administration, and (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. The information contained on any website referenced in this Form 10-Q is not incorporated by reference into this filing.

Contacts:
Suzanne Harnett
sharnett@siga.com

and

Investors	Media
Jennifer Drew-Bear, Edison Group Jdrew-bear@edisongroup.com	Holly Stevens, CG Life hstevens@cglife.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$182,463,084	$155,400,262
Accounts receivable	6,486,378	21,166,129
Inventory	35,617,037	49,563,880
Prepaid expenses and other current assets	4,636,464	4,914,613
Total current assets	229,202,963	231,044,884

Property, plant and equipment, net	1,049,022	1,298,423
Deferred tax asset, net	3,967,201	10,854,702
Goodwill	898,334	898,334
Other assets	212,696	240,683
Total assets	$235,330,216	$244,337,026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,192,161	$1,340,337
Accrued expenses and other current liabilities	7,107,421	5,640,110
Deferred IV TPOXX® revenue	10,240,000	10,330,800
Income tax payable	4,178,260	8,020,366
Total current liabilities	22,717,842	25,331,613

Other liabilities	3,300,326	3,200,650
Total liabilities	26,018,168	28,532,263
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,539,755 and 71,404,669, issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	7,154	7,140
Additional paid-in capital	240,580,034	238,635,635
Accumulated deficit	(31,275,140)	(22,838,012)
Total stockholders’ equity	209,312,048	215,804,763
Total liabilities and stockholders’ equity	$235,330,216	$244,337,026

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Product sales and supportive services	$79,124,860	$20,675,317	$84,946,107	$44,553,994
Research and development	1,995,144	1,135,574	3,214,711	2,686,752
Total revenues	81,120,004	21,810,891	88,160,818	47,240,746

Operating expenses
Cost of sales and supportive services	25,554,462	12,311,685	25,712,200	15,536,999
Selling, general and administrative	5,487,576	5,530,423	11,163,238	13,406,196
Research and development	4,398,097	2,888,944	7,860,910	5,942,313
Total operating expenses	35,440,135	20,731,052	44,736,348	34,885,508
Operating income	45,679,869	1,079,839	43,424,470	12,355,238
Other income, net	1,592,304	1,317,996	3,277,288	3,260,433
Income before income taxes	47,272,173	2,397,835	46,701,758	15,615,671
Provision for income taxes	(11,789,070)	(565,219)	(11,626,878)	(3,505,715)
Net and comprehensive income	$35,483,103	$1,832,616	$35,074,880	$12,109,956
Basic income per share	$0.50	$0.03	$0.49	$0.17
Diluted income per share	$0.49	$0.03	$0.49	$0.17
Weighted average shares outstanding: basic	71,465,521	71,152,572	71,446,629	71,123,113
Weighted average shares outstanding: diluted	71,748,888	71,753,231	71,678,838	71,748,362